UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2019

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 US North Highway 1, Suite 201, Jupiter, Florida		33477
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 246-6700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information required herein is incorporated by reference to Item 5.02 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nitin Ajmera Appointment and Compensatory Arrangement

On March 20, 2019, the Compensation Committee of the Board of Directors of Town Sports International Holdings, Inc. (the “Company”) appointed Nitin Ajmera as Chief Accounting Officer. Mr. Ajmera previously served as Senior Vice President – Shared Services Controller. In connection with this appointment, the Compensation Committee approved an increase to Mr. Ajmera’s base salary from $256,250 annually to $300,000 annually. Further, the Compensation Committee increased Mr. Ajmera’s participation in the Company’s Amended and Restated 2006 Annual Performance Bonus Plan from 30% of his annual bonus to 50% of his annual bonus. Further, in connection with this increase, Mr. Ajmera received a $50,000 restrictive stock grant on March 20, 2019 (“Grant Date”) under the 2006 Stock Incentive Plan. The price per share was set on the close of business on the Grant Date .

Carolyn Spatafora Compensatory Arrangement

Effective May 12, 2014, Carolyn Spatafora became the Chief Financial Officer of the Company. In connection with her employment as Chief Financial Officer, Ms. Spatafora and the Company entered into an amended and restated executive severance agreement on February 25, 2015. On March 20, 2019, Ms. Spatafora and the Company entered into a Second Amendment to Amended and Restated Executive Severance Agreement (the “Severance Agreement”). Pursuant to the Severance Agreement, Ms. Spatafora will be provided severance in the event she becomes Disabled, whether such termination is prior to or subsequent to a Chance in Control, as defined in the Severance Agreement.

The foregoing summary of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which is attached as Exhibits 10.1 to this Current Report and are incorporated herein by reference. All defined terms used above but not defined herein shall have the meaning ascribed to them in the Severance Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Executive Severance Agreement by and between Town Sports International Holdings, Inc. and Carolyn Spatafora, dated as of March 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

Dated: March 25, 2019	By:	/s/ Patrick Walsh
		Name:	Patrick Walsh
		Title:	Chief Executive Officer

Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Executive Severance Agreement by and between Town Sports International Holdings, Inc. and Carolyn Spatafora, dated as of March 20, 2019.